Exhibit 99.1

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Media Contact:	Financial/Investor Relations:
Heidi McKinley	Brendon Frey
214.443.7578	203.682.8200
heidi.mckinley@edelman.com	brendon.frey@icrinc.com

FOR IMMEDIATE RELEASE

Heelys® Appoints Lisa K. Peterson as Chief Financial Officer;

Hires John Benton Price as Vice President of Product

DALLAS (July 9, 2008) — Heelys, Inc. (NASDAQ: HLYS) announces the appointment of Lisa K. Peterson to senior vice president and chief financial officer, and has named John Benton Price vice president of product.  These personnel appointments underscore the company’s commitment to growth, product innovation and establishing a strong executive team.

Peterson, who brings 28 years of experience in finance and accounting to Heelys including leading start-up and turnaround companies in public and private environments, will oversee accounting, finance and information technology for the youth footwear company.  Most recently, Peterson served as executive vice president and chief financial officer for Friedman’s Inc., a jewelry retailer operating more than 450 locations across 22 states.  Prior to Friedman’s, Peterson spent four years at Carreker Corporation as executive vice president and chief financial officer for the publicly-traded provider of payment-related software and consulting solutions.  Peterson has a broad base of financial and corporate officer experience.  She also has held positions with Monarch Dental Corporation, Viacom Retail Stores, Inc. and Pearle Vision, Inc.

As Vice President of Product, Price will manage product development for Heelys and provide insight into all levels of product technology and innovation.  Price has spent the past eight years of his career with Foot Locker Inc. (NYSE: FL), a global retailer of athletic footwear and apparel.  During his tenure, he held various management positions including vice president, divisional merchandise manager for both men’s and women’s footwear for Foot Locker U.S.  Price also has been a buyer for Lady Foot Locker, and served as vice president of private label footwear for Champs Sports.  From 1993 — 2000, he served in management roles, including vice president of sourcing, product development and senior vice president of operations for Kaepa, a marketer, designer and distributor of cheerleading, volleyball and dance footwear and apparel.

“Lisa and Ben each bring exceptional and specialized experience and leadership to Heelys,” said Don Carroll, President & CEO for Heelys, Inc.  “Lisa is a highly accomplished financial executive with a comprehensive background and will be a strategic asset to Heelys’ executive team.  Ben’s experience in product development and innovation will be key to the diversification of our product portfolio and to positioning the brand as a leader in youth footwear and healthy, active lifestyles.”

Peterson officially joined the company on July 7, 2008 and Price officially joined the company on July 1, 2008.

About Heelys, Inc.

(NASDAQ: HLYS) Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market.  The Company’s primary product, HEELYS-wheeled footwear, is the patented dual-purpose footwear that incorporates a stealth, removable wheel in the heel.  HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

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Forward Looking Statements

Certain information in this press release may be deemed to constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements anticipated in the forward looking statements. Certain of the risks and uncertainties and other factors include, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, the Company may not be able to successfully introduce new product categories, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, continued changes in fashion trends and consumer preferences and general economic conditions, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, available at www.sec.gov. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.